EXHIBIT 99.1


    BLUE HOLDINGS, INC. RECEIVES EXPECTED NOTICE OF NONCOMPLIANCE WITH NASDAQ
                  MARKETPLACE RULE DUE TO DIRECTOR RESIGNATION

           EXPECTS TO REGAIN COMPLIANCE WITHIN THE NASDAQ CURE PERIOD

COMMERCE, CALIF. - July 18, 2008 -Blue Holdings, Inc. (NASDAQ:BLUE), a designer, manufacturer and distributor of high-end fashion jeans, today announced that due to the resignation of Keith B. Hall from the Company's Board of Directors on July 7, 2008, the Company received, as expected, a notification on July 14, 2008, from the NASDAQ Listing Qualifications Department indicating that it no longer complies with the NASDAQ's independent director and audit committee requirements as set forth in Marketplace Rule 4350.

Consistent with Marketplace Rule 4350(c)(1) and 4350(d)(4), the Company has been provided a cure period until the earlier of the Company's next annual shareholders' meeting, or if the next annual shareholders' meeting is held before January 5, 2009, then the Company must evidence compliance no later than January 5, 2009, in order to regain compliance. To regain compliance, the Company must submit to NASDAQ documentation, including biographies of any proposed directors, evidencing compliance with the rules no later than this date. In the event the Company does not regain compliance within this period, NASDAQ will provide written notification that its securities will be delisted. The Company is actively conducting a search for an independent director to serve on its Board of Directors and Audit, Compensation and Governance and Nominating Committees.

ABOUT BLUE HOLDINGS, INC.
Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the "Antik Denim," "Yanuk," "Taverniti So Jeans," and "Faith" brands both in the United States and internationally. Blue Holdings currently sells men's, women's and children's styles. Antik Denim, Yanuk, Taverniti So and Faith jeans and apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" that include information relating to future events. Examples of forward looking statements included in this release include statements regarding Blue Holdings' search for a new independent director. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations


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in demand for Blue Holdings'  products,  the introduction of new products,  Blue
Holdings' ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Blue Holdings' liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Blue Holdings' filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Blue Holdings, please refer to the Company's recent Securities and Exchange filings, which are available at www.sec.gov. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Blue Holdings, Inc.
Eric Hohl, CFO 323-725-5555
eric.hohl@blueholdings.com

Integrated Corporate Relations
310-954-1100
Andrew Greenebaum
agreenebaum@icrinc.com
or
Patricia Dolmatsky
pdolmatsky@icrinc.com